Exhibit 10.3

SETTLEMENT AND RELEASE AGREEMENT

This SETTLEMENT AND RELEASE AGREEMENT (this “Agreement”), is entered into as of February 12, 2013, by and between TIMIOS NATIONAL CORPORATION, a Delaware corporation (formerly known as Homeland Security Capital Corporation, “TNC”), Christopher P. Leichtweis (“Leichtweis”) and the other Management Investors listed on the signature pages hereto.

WHEREAS, TNC, PERMA-FIX ENVIRONMENTAL SERVICES, INC., a Delaware corporation (“PESI”), and SAFETY & ECOLOGY HOLDINGS CORPORATION, a Nevada corporation (“SEC”) entered into that certain Stock Purchase Agreement dated as of July 15, 2011 (the “Purchase Agreement”), for the sale by TNC and the purchase by PESI of all of the capital stock of SEC (the “SEC Stock”).

WHEREAS, as part of the Purchase Price paid for the SEC Stock, PESI issued to TNC a three year promissory note in the original principal amount of $2,500,000 (the “October Note”), under which there is currently outstanding $1,459,547.50, including accrued interest.

WHEREAS, in connection with the Purchase Agreement, PESI, TNC and the Escrow Agent entered into that certain Escrow Agreement dated as of October 31, 2011 (the “Escrow Agreement”), pursuant to which PESI deposited $2,000,000 of the Initial Cash Consideration into an account with the Escrow Agent (the “Escrow Account”) to be held and administered pursuant to the terms of the Escrow Agreement.

WHEREAS, in connection with the Purchase Agreement, TNC, Leichtweis and certain other individuals (the “Management Investors”) entered into an Exchange Agreement, dated as of October 31, 2011 (the “Exchange Agreement”), pursuant to which Leichtweis and the Management Investors canceled their shares of Series I Preferred Stock, par value $0.01 per share (the “Series I Preferred”), and certain warrants to purchase TNC’s common stock, par value $0.001 per share (the “Warrants”), in exchange for a portion of (i) the Initial Cash Consideration, (ii) the Escrow Account, (iii) the October Note, and (iv) shares of PESI Common Stock.  Capitalized words used and not otherwise defined herein shall have the meanings ascribed to them in the Exchange Agreement.

WHEREAS, at the Closing, Leichtweis and the Management Investors received their respective Exchange Stock Consideration and Exchange Cash Consideration and, since the Closing Date, have been receiving their respective Percentage Interests of the Exchange Note Consideration.

WHEREAS, pursuant to the terms of the Purchase Agreement and the Escrow Agreement, the Escrow Agent has previously delivered to PESI from the Escrow Account the sum of $1,500,000, leaving a principal balance of $500,000 therein, plus accrued interest, as of the date hereof (the “Escrow Balance”).

WHEREAS, certain additional disputes have arisen between TNC and PESI under the Purchase Agreement for which PESI seeks indemnification pursuant to the Purchase Agreement, in particular, (i) PESI’s claim of breach of certain representations and warranties of TNC and SEC relating to a certain contract with W. R. Grace and Co., identified as Curtis Bay Bldg. 23 (the “W.R. Grace Contract”); and (ii) PESI’s claim of breach of the covenant of TNC and SEC, set forth in Section 5.20 of the Purchase

Agreement, that the GAAP Liabilities (as defined in the Purchase Agreement) of SEC and its subsidiaries, on a consolidated basis, would not exceed $15,000,000 as of the Closing (together with the dispute described in clause (i) hereof relating to the W.R. Grace Contract, the “Disputed Claims”).

WHEREAS, notwithstanding any other provision in the Purchase Agreement, the October Note and the Escrow Agreement to the contrary, PESI and TNC have agreed to settle the Disputed Claims and, additionally, settle and release any other Claims (as defined below) arising under the Purchase Agreement with respect to a claimed breach of (i) the representations and warranties contained in Article II and Article IV of the Purchase Agreement, and (ii) the covenants contained in Article V of the Purchase Agreement (except for Sections 5.13, 5.14, 5.15, 5.16, 5.17 and 5.18 of the Purchase Agreement, the obligations under which are expressly agreed by the Parties to continue in full force and effect in accordance with the terms of the Purchase Agreement (the “Continuing Covenants”)) (the matters described in clauses (i) and (ii), other than the Continuing Covenants, are, together with the Disputed Claims, collectively referred to herein as the “Subject Claims”), as follows:  (a) TNC shall immediately cancel, terminate and deliver to PESI the October Note and PESI shall issue a new note on substantially the same terms as the October Note but in the principal amount of $229,773.75 (the “New Note”) to TNC in replacement of the October Note, (b) the Escrow Balance shall be released to TNC, (c) PESI and TNC shall terminate irrevocably all of their rights and obligations with respect to (x) the indemnification provisions set forth in Article VIII of the Purchase Agreement (the “Indemnification Provisions,” except with respect to the Continuing Covenants, for which the Indemnification Provisions have been expressly agreed by PESI and TNC to continue in full force and effect in accordance with the terms of the Purchase Agreement and (y) the matters described in Section 9.3 of the Purchase Agreement, and (d) PESI and TNC shall release each other from all liabilities in respect of the Subject Claims, all subject to the satisfaction of certain conditions (the “PESI Settlement”).

WHEREAS, in addition, TNC and Leichtweis desire to settle the Subject Claims as well as any Claims in respect of the Exchange Agreement (“Exchange Agreement Claims”), as follows:  (a) the parties shall terminate irrevocably all of their rights and obligations with respect to the Exchange Agreement, (b) TNC shall release Leichtweis from all liabilities in respect of the Subject Claims and Exchange Agreement Claims, and (c) Leichtweis shall release TNC from all liabilities in respect of the Subject Claims and Exchange Agreement Claims, all with immediate effect, as more specifically and on the terms and conditions set forth herein.

WHEREAS, further, the Management Investors (except for Leichtweis, the “Paid Management Investors”) and TNC desire to accelerate TNC’s obligations under the terms of the Exchange Agreement, whereby TNC shall pay to each Paid Management Investor the amount set forth opposite each of their names on Schedule 1 hereto, each such amount representing the balance remaining as of the date hereof of their respective allocations of the Exchange Note Consideration and the Escrow Balance pursuant to the terms of the Exchange Agreement, in consideration of the Paid Management Investors releasing TNC from all liabilities in respect of the Exchange Agreement Claims.

NOW, THEREFORE, in consideration of the premises and the mutual agreements hereinafter set forth, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereby agree as follows:

1.                                        Settlement of Claims.  By their execution of this Agreement, each of TNC and Leichtweis hereby acknowledges and agrees that, effective as of the date hereof, all of their respective rights and obligations pursuant to or with respect to the Exchange Agreement are irrevocably terminated and of no further force or effect; provided, however, that any such settlement is conditioned upon the consummation of the PESI Settlement.

1.                                      Mutual Releases.

(a)                                  Certain Definitions.  As used herein, the following terms shall have the following meanings:

“Associated Party” means, with respect to any specified Person, to the extent applicable, such Person’s (i) predecessors, successors, executors, administrators, trusts, spouse, heirs and estate, (ii) past, present and future assigns, agents and representatives, (iii) each entity that such Person has the power to bind (by such Person’s acts or signature) or over which such Person directly or indirectly exercises control and (iv) each entity of which such Person owns, directly or indirectly, a majority of the outstanding equity, beneficial, proprietary, ownership or voting interests.

“Claims” mean and include any and all agreements, causes of action, claims, commitments, contracts, controversies, covenants, indebtedness, debts, damages, demands, disputes, obligations, liabilities, rights and suits of every kind and nature, whether in law or equity, whether known or unknown, matured or unmatured, accrued or unaccrued, liquidated or unliquidated, asserted or unasserted, fixed or contingent, and whether sounding in contract, statute, tort, fraud, misrepresentation or other legal theory.

“Leichtweis Releasee” means Leichtweis and his successors and assigns.

“Paid Management Investor Releasee” means each Paid Management Investor, severally and not jointly, and his or her respective successors and assigns.

“TNC Releasee” means TNC, TNC’s present and former directors, managers, officers, employees, members, agents and representatives, and the respective affiliates (including subsidiaries), successors and assigns of each of the foregoing.

“Released Claims” means, (i) with respect to Section 3(b) below, Claims which TNC and/or any of its Associated Parties has had or claims to have had, now has or claims to have, or may in the future have against any Leichtweis Releasee by reason of any matter, cause or thing whatsoever arising from, connected with, or in any way relating to or resulting from the Subject Claims or the Exchange Agreement Claims; (ii) with respect to Section 3(c), Claims which Leichtweis and/or any of his Associated Parties has had or claims to have had, now has or claims to have, or may in the future have against any TNC Releasee by reason of any matter, cause or thing whatsoever arising from, connected with, or in any way relating to or resulting from the Subject Claims or the Exchange Agreement Claims; (iii) with respect to Section 3(d), Claims which TNC and/or any of its Associated Parties has had or claims to have had, now has or claims to have, or may in the future have against any Paid Management Investor Releasee by reason of any matter, cause or thing whatsoever arising from, connected with, or in any way relating to or resulting from the Exchange Agreement Claims; and (iv) with respect to Section 3(e), Claims which each Paid Management Investor and/or any of his or her respective Associated Parties has had or claims to have had, now has or claims to have, or may in the future have against any TNC Releasee by reason of any matter, cause or thing whatsoever arising from, connected with, or in any way relating to or resulting from the Exchange Agreement Claims; provided, however, that the foregoing release shall not apply to, and shall not relieve any party hereto from, its obligations under this Agreement.

(b)                                  Release by TNC.  Effective as of the date hereof, TNC, on behalf of itself and each of its Associated Parties:

(i)                                 releases and forever discharges each Leichtweis Releasee of and from each Released Claim;

(ii)                              waives the benefits of, and any rights arising under, any statute or common law principle that would provide that the foregoing release does not extend to claims that TNC does not know or suspect to exist at the time of executing this Agreement;

(iii)                           represents and warrants that, (A) this Agreement is a valid and binding obligation of TNC, and is enforceable against TNC in accordance with its terms, and (B) no authorization, instruction, consent or approval of any Person is required to be obtained by TNC in connection with the execution and delivery of this Agreement or the performance hereof; and

(iv)                          irrevocably covenants to refrain from asserting any claim or demand, or commencing, instituting or causing to be commenced, any proceeding of any kind against any Leichtweis Releasee based upon any Released Claim, it being understood that if TNC brings any claim, suit, or action against any Leichtweis Releasee in administrative proceedings, in arbitration or admiralty, at law, in equity, or mixed, with respect to any Released Claim, then TNC shall indemnify such Leichtweis Releasee in the amount of any final non-appealable judgment rendered by a court of competent jurisdiction or settlement, and any related cost (including, without limitation, reasonable legal fees), entered against, paid or incurred by the Leichtweis Releasee as a result of such proceeding.

(c)                                   Release by Leichtweis.  Effective as of the date hereof, Leichtweis, on behalf of itself and its Associated Parties:

(i)                                 releases and forever discharges each TNC Releasee of and from each Released Claim;

(ii)                              waives the benefits of, and any rights arising under, any statute or common law principle that would provide that the foregoing release does not extend to claims that Leichtweis does not know or suspect to exist at the time of executing this Agreement;

(iii)                           represents and warrants that (A) neither Leichtweis nor any of its Associated Parties has assigned, transferred, or purported to assign or transfer, to any Person any Released Claim, its interest in the October Note or the Escrow Agreement, (B) to his best knowledge, no other Person or entity has any interest in any of the Released Claims, the October Note or the Escrow Agreement, other than the Management Investors, whose waivers and releases herein are a condition to this Agreement, (C) this Agreement has been duly and validly executed and delivered by Leichtweis, (D) this Agreement is a valid and binding obligation of each of Leichtweis, and is enforceable against Leichtweis in accordance with its terms, and (v) no authorization, instruction, consent or approval of any Person is required to be obtained by Leichtweis in connection with the execution and delivery of this Agreement or the performance hereof; and

(iv)                          irrevocably covenants to refrain from asserting any claim or demand, or commencing, instituting or causing to be commenced, any proceeding of any kind against any TNC Releasee based upon any Released Claim, it being understood that if Leichtweis brings any claim, suit, or action against any TNC Releasee in administrative proceedings, in arbitration or admiralty, at law, in equity, or mixed, with respect to any Released Claim, then Leichtweis, as the case may be, shall indemnify such TNC Releasee in the amount of any final non-appealable judgment by a court of competent jurisdiction or settlement, and any related cost (including without limitation reasonable legal fees), entered against, paid or incurred by the TNC Releasee as a result of such proceeding.

(d)                                  Release by TNC.  Effective as of the date hereof, TNC, on behalf of itself and each of its Associated Parties:

(i)                                 releases and forever discharges each Paid Management Investor Releasee of and from each Released Claim;

(ii)                              waives the benefits of, and any rights arising under, any statute or common law principle that would provide that the foregoing release does not extend to claims that TNC does not know or suspect to exist at the time of executing this Agreement;

(iii)                           represents and warrants that, (A) this Agreement is a valid and binding obligation of TNC, and is enforceable against TNC in accordance with its terms, and (B) no authorization, instruction, consent or approval of any Person is required to be obtained by TNC in connection with the execution and delivery of this Agreement or the performance hereof; and

(e)                                   irrevocably covenants to refrain from asserting any claim or demand, or commencing, instituting or causing to be commenced, any proceeding of any kind against any Paid Management Investor Releasee based upon any Released Claim, it being understood that if TNC brings any claim, suit, or action against such Paid Management Investor Releasee in administrative proceedings, in arbitration or admiralty, at law, in equity, or mixed, with respect to any Released Claim, then TNC shall indemnify such Paid Management Investor Releasee in the amount of any final non-appealable judgment rendered by a court of competent jurisdiction or settlement, and any related cost (including, without limitation, reasonable legal fees), entered against, paid or incurred by such Paid Management Investor Releasee as a result of such proceeding.

(f)                                    Release by the Paid Management Investors.  Effective as of the date hereof, each Paid Management Investor, severally and not jointly, and on behalf of him or herself and his or her respective Associated Parties:

(i)                                 releases and forever discharges each TNC Releasee of and from each Released Claim;

(ii)                              waives the benefits of, and any rights arising under, any statute or common law principle that would provide that the foregoing release does not extend to claims that such Paid Management Investor does not know or suspects to exist at the time of executing this Agreement;

(iii)                           represents and warrants that (A) neither any Paid Management Investor nor any of his or her respective Associated Parties has assigned, transferred, or purported to assign or transfer, to any Person any Released Claim, his or her interest in the October Note or the Escrow Agreement, (B) to his or her best knowledge, no other Person or entity has any interest in any of the Released Claims, the October Note or the Escrow Agreement, other than such Paid Management Investor, whose waivers and releases herein are a condition to this Agreement, (C) this Agreement has been duly and validly executed and delivered by such Paid Management Investor, (D) this Agreement is a valid and binding obligation of each Paid Management Investor, and is enforceable against such Paid Management Investor in accordance with its terms, and (v) no authorization, instruction, consent or approval of any Person is required to be obtained by such Paid Management Investor in connection with the execution and delivery of this Agreement or the performance hereof; and

(iv)                          irrevocably covenants to refrain from asserting any claim or demand, or commencing, instituting or causing to be commenced, any proceeding of any kind against any TNC Releasee based upon any Released Claim, it being understood that if such Paid Management Investor brings any claim, suit, or action against any TNC Releasee in administrative proceedings, in arbitration or admiralty, at law, in equity, or mixed, with respect to any Released Claim, then such Paid Management Investor, as the case may be, shall indemnify such TNC Releasee in the amount of any final non-appealable judgment by a court of competent jurisdiction or settlement, and any related cost (including without limitation reasonable legal fees), entered against, paid or incurred by the TNC Releasee as a result of such proceeding.

2.                                        Miscellaneous.

(a)                                  Entire Agreement.  This Agreement states the entire agreement of the Parties concerning the subject matter hereof, and supersedes all prior agreements, written or oral, between or among them concerning such subject matter.

(b)                                  Amendments; Waivers.  This Agreement may be amended only by the written agreement of each of the Parties, and compliance with any provision of this Agreement may be waived only by the written agreement of the party that is adversely affected by such waiver.

(c)                                   Successors and Assigns.  This Agreement shall be binding upon and inure to the benefit of the Parties hereto and their respective successors, heirs, personal representatives, legal representatives, and permitted assigns.  No Party hereto shall assign or otherwise transfer this Agreement or any of its rights hereunder, or delegate any of its obligations hereunder, without the prior written consent of the other Parties.

(d)                                  Severability.  If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law or public policy, in any jurisdiction, such term or provision shall be ineffective to the extent of such invalidity or unenforceability, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect and any such invalidity or unenforceability in any jurisdiction shall not invalidate or render unenforceable such term or provision in any other jurisdiction.

(e)                                   Further Assurances.  The Parties hereto agree to use their respective reasonable best efforts to take, or cause to be taken, all action and to do, or cause to be done, all things necessary, proper or advisable to consummate and make effective, in the most expeditious manner practicable, the transactions contemplated by this Agreement.

(f)                                    Governing Law; Venue; Waiver of Jury Trial. This Agreement shall be governed by the laws of the State of Delaware without giving effect to any choice of law or conflict of law provision or rule (whether of the State of Delaware or any other jurisdiction) that would cause application of the laws of any jurisdiction other than the State of Delaware.  Each of the Parties irrevocably submits to the exclusive jurisdiction of the Delaware Court of Chancery for the purpose of any action arising out of or relating to this Agreement.  Each of the Parties to this Agreement agrees that a final judgment in such jurisdiction in any action shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by applicable law.  Each of the Parties waives any right to trial by jury with respect to any action related to or arising out of this Agreement or any transaction contemplated hereby.

(g)                                   Counterparts. This Agreement may be executed in two or more counterparts, any one of which need not contain the signatures of all Parties, but all of which counterparts when taken together will constitute one and the same agreement.  Facsimile signatures and pdf copies of signature pages, shall constitute original signatures for all purposes of this Agreement.  This Agreement shall become effective when each Party shall have received a counterpart hereof signed by the other Parties.

(h)                                  Representation by Counsel; Costs, Expenses and Attorneys’ Fees.  Each Party acknowledges that it has been advised by legal and any other counsel retained by such Party in its sole discretion.  Each Party acknowledges that such Party has had a full opportunity to review this Agreement and to negotiate this Agreement in its sole discretion, without any undue influence by any other Party or any third party.  Each Party has made its own independent investigation of the facts and law pertaining to this settlement and this Agreement, and of all matters related thereto, to the full extent such Party deems necessary or advisable.  Each Party shall bear its or his own costs, expenses and attorneys’ fees incurred in connection with the matters covered by this Agreement.

(i)                                      Construction.  The Parties have participated jointly in the negotiations and drafting of this Agreement and in the event of any ambiguity or question of intent or interpretation, no presumption or burden of proof shall arise favoring or disfavoring any Party by virtue of the authorship of any of the provisions of this Agreement.

(j)                                     Headings.  The headings of the various sections of this Agreement have been inserted for convenience of reference only and shall not be deemed to be a part of this Agreement.

(k)                                  Nouns and Pronouns.  Whenever the context may require, any pronouns used herein shall include the corresponding masculine, feminine or neuter forms, and the singular form of names and pronouns shall include the plural and vice-versa.

(l)                                      No Waivers.  No waiver by any Party, whether express or implied, of its rights under any provision of this Agreement shall constitute a waiver of the Party’s rights under such provisions at any other time or a waiver of the Party’s rights under any other provision of this Agreement.  No failure by any party to take any action against any breach of this Agreement or default by another Party shall constitute a waiver of the former Party’s right to enforce any provision of this Agreement or to take action against such breach or default or any subsequent breach or default by the other Party.

(Remainder of this page left intentionally blank. Signature page(s) to follow.)

NOW, THEREFORE, the Parties have executed this Settlement and Release Agreement as of the date first written above.

TIMIOS NATIONAL CORPORATION		MANAGEMENT INVESTORS:

By	/s/ C. Thomas McMillen	By	/s/ Christopher Leichtweis
	C. Thomas McMillen		Name:	Christopher Leichtweis
	President and Chief Executive Officer		Address:	129 Clear Cove Court
Lenoir City, TN 37772
			Fax No.:	(865) 251-3671

		By	/s/ Jeffrey Brown
			Name:	Jeffrey Brown
			Address:	12420 Magic Mist Road, NE
Albuquerque, NM 87122
			Fax No.:	(505) 328-3157

		By	/s/ Andrew Henderson
			Name:	Andrew Henderson
			Address:	1030 Garrison Ridge Blvd.
Knoxville, TN 37922
			Fax No.:	(865) 251-3671

		By	/s/ Sabrina Hall
			Name:	Sabrina Hall
			Address:	11628 Midhurst Drive
Knoxville, TN 37934
			Fax No.:	(865) 251-3671

		By	/s/ Michelle Britt
			Name:	Michelle Britt
			Address:	265 Bona Vista Lane
Lenoir City, TN 37771
			Fax No.:	(865) 251-3671

By	/s/ Brian Miller
	Name:	Brian Miller
	Address:	63 Sherman Place, Apt. #E6
Jersey City, NJ -07307
	Fax No.:	(865) 251-3671

By	/s/ Eric Laning
	Name:	Eric Laning
	Address:	941 View Harbor Road
Knoxville, TN 37934
	Fax No.:	(865) 251-3671

By	/s/ Bradley Ross
	Name:	Bradley Ross
	Address:	146 Mans Hollow Road
Kingston, TN 37763
	Fax No.:	(865) 251-3671

By	/s/ Jason Hubler
	Name:	Jason Hubler
	Address:	102 Windsor Ct.
Cranberry TWP, PA 16066
	Fax No.:	(865) 251-3671

By	/s/ John MacRae, Jr.
	Name:	John MacRae, Jr.
	Address:	717 Brochardt Blvd.
Knoxville, TN 37934
	Fax No.:	(865) 984-1495

By	/s/ Raymond Peters
	Name:	Raymond Peters
	Address:	931 Hamilton Ridge Lane
Knoxville, TN 37922
	Fax No.:	(865) 251-3671

By	/s/ Jeffrey Scott
	Name:	Jeffrey Scott
	Address:	4301 Garden Drive
Knoxville, TN 37918
	Fax No.:	None

By	/s/ Matthew Clark
	Name:	Matthew Clark
	Address:	1453 Boyds Creek Hwy
Seymour, TN 37865
	Fax No.:	(865) 251-3671

SCHEDULE 1

Name of Management Investor	Percent Owned	Exchange Note Consideration	Exchange Escrow Consideration
Chris Leichtweis	91.8949%	$53,629.86	$22,973.73
Jeffrey Brown	0.4423%	$258.13	$110.58
Andrew Henderson	0.5530%	322.73	$138.25
Sabrina Hall	0.0615%	$35.89	$15.38
Michelle Britt	0.0615%	$35.89	$15.38
Brian Miller	0.0615%	$35.89	$15.38
Eric Laning	0.0615%	$35.89	$15.38
Brad Ross	0.0615%	$35.89	$15.38
Jason Hubler	0.0615%	$35.89	$15.38
John Macrae, Jr.	6.0648%	$3,539.42	$1,516.20
Raymond Peters	0.5530%	$322.73	$138.25
Jeffrey Scott	0.0615%	$35.89	$15.38
Matthew Clark	0.0615%	$35.89	$15.38
Total	100.0000%	$58,360.00	$25,000.00